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                   Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                      Sincerely,

                                      /s/ Shlomo Ziv & Co.
                                      Certified Public Accountants (Isr.)


New York, New York
November 4, 1996